SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2006

CELEBRATE EXPRESS, INC.

(Exact name of Registrant as specified in its charter)

Washington	000-50973	91-1644428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 – 120th Avenue NE

Kirkland, Washington  98033

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Celebrate Express, Inc. (the “Company”) has entered into a Severance and Change in Control Agreement, dated September 18, 2006 (the “agreement”), with Darin White, the Company’s Vice President, Finance. The agreement provides for six months of severance if the Company terminates Mr. White without cause (as defined in the agreement) or Mr. White resigns for good reason (as defined in the agreement). The agreement also provides that in the event of a change of control (as defined in the agreement) that, in lieu of the severance benefits described in the prior sentence, Mr. White will receive twelve months of severance, which amount shall reduced by one month of salary for each two months of continued employment after the change of control event. All amounts payable under the agreement will be paid according to the Company’s payroll procedures. The agreement also provides that Mr. White will not compete with the Company for one year after termination of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2006	CELEBRATE EXPRESS, INC.

By:	/s/ Kevin A. Green
Kevin A. Green
President and Chief Executive Officer